                                                                  Exhibit (d)(3)

                            STOCKHOLDERS' AGREEMENT


          This Stockholders' Agreement (the "Agreement") by and among Danaher Corporation, a Delaware corporation ("Parent") and the undersigned stockholders (collectively, the "Stockholders") of Lifschultz Industries, Inc., a Delaware corporation (the "Company") is dated May 15, 2001.


                                    RECITALS


          WHEREAS, concurrently herewith, Parent, Saltwater Acquisition Corp. (the "Purchaser"), a Delaware corporation and a subsidiary of Parent, and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), and pursuant to the Merger Agreement, the Purchaser is agreeing to make a tender offer (the "Offer") for all outstanding Common Shares of the Company, at the Offer Price net to the seller in cash, to be followed by a merger (the "Merger") of the Purchaser with and into the Company;

          WHEREAS, as of the date hereof, each Stockholder (1) owns of record that number of Common Shares appearing opposite his, her or its name under Column A on Schedule A attached hereto (such Shares, together with all other shares of capital stock or other securities of the Company acquired by such Stockholder hereafter, whether acquired upon the exercise of options or by purchase, dividend, distribution, stock split, recapitalization, exchange or otherwise, and all securities into which or for any or all of such Shares may be changed or exchanged, are collectively referred to as the "Shares"), and (2) Beneficially Owns, and possesses the sole power to vote, the number of Common Shares appearing opposite his, her or its name under Column B on Schedule A attached hereto (such Shares, together with all other shares of capital stock or other securities of the Company as to which such Stockholder hereafter acquires Beneficial Ownership are collectively referred to as such Stockholder's "Beneficially Owned Shares"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement and make the Offer, Parent and the Purchaser have required that each of the Stockholders agree, and each Stockholder hereby agrees, to enter into the agreements set forth herein;

          NOW, THEREFORE, in consideration of the foregoing, the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                           COVENANTS OF STOCKHOLDERS

          The recitals are hereby incorporated into and made a part of this Agreement.

          1.1 Agreement to Tender. Each Stockholder hereby agrees to validly tender (or cause the record owner of such shares, as applicable, to validly tender), pursuant to and in accordance with the terms of the Offer, but in no event later than the then scheduled expiration date of the

Offer, all of such Stockholder's Shares and Beneficially Owned Shares, by physical delivery of the certificates therefor, and to not withdraw any such Shares or Beneficially Owned Shares, except following termination of the Offer pursuant to its terms or expiration of this Agreement pursuant to Section 2 of this Agreement.

          1.2 Agreement to Vote. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder(s) of record of its Beneficially Owned Shares on any applicable record date to, from time to time, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Common Shares, or in any other circumstances upon which a vote, consent or approval with respect to the Merger, the Merger Agreement or any of the transactions contemplated thereby are sought, (a) if a meeting is held, appear at such meeting or otherwise cause such Stockholder's Shares and Beneficially Owned Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, such Stockholder's Shares and Beneficially Owned Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the Merger, the Merger Agreement and the other transactions contemplated hereby and by the Merger Agreement.

          1.3 Other Votes. Unless Parent consents or requests otherwise, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Common Shares, or in any other circumstances upon which a vote, consent or approval of any of the stockholders of the Company are sought, each Stockholder hereby agrees, severally and not jointly, that it shall vote (or cause to be voted) such Stockholder's Shares and Beneficially Owned Shares against (i) any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of, by or involving the Company or any of its subsidiaries (other than the Merger Agreement and the Merger), (ii) any Acquisition Transaction, and (iii) any amendment or modification of the certificate of incorporation or bylaws of the Company or of any of its subsidiaries or other proposal or transaction involving the Company or any of its subsidiaries which is reasonably likely to, in any manner, directly or indirectly, (1) prevent, impede, impair, frustrate or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, or (2) change the voting rights of any class of capital stock or other securities of the Company (collectively, the "Negative Voting Matters"). Each Stockholder further agrees not to commit or agree to take any action inconsistent with any of the foregoing.

          1.4 Grant of Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to any of such Stockholder's Shares or Beneficially Owned Shares. Each Stockholder, by this Agreement, with respect to such Stockholder's Shares and Beneficially Owned Shares, does hereby constitute and appoint Parent, or any nominee of Parent, with full power of substitution, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Stockholder's Shares and Beneficially Owned Shares as its proxy, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Common Shares, or in any other circumstances upon which a vote, consent or approval of any of the Stockholders of the Company are sought (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require) (i) in favor of the Merger, the Merger Agreement, this Agreement and the other transactions contemplated hereby and by the Merger Agreement, (ii) against any Negative Voting Matter or any other action or agreement that would result in a breach or inaccuracy of, or failure to fulfill, any covenant, representation, warranty, obligation or agreement of the Company under the Merger Agreement, and (iii) in favor of any other matter necessary for the consummation of the Offer and the other transactions contemplated by the Merger Agreement and this Agreement. Each Stockholder further agrees to cause such Stockholder's Shares and Beneficially Owned Shares to be voted in accordance with the foregoing. The proxy granted by each Stockholder pursuant to this Article II is irrevocable, is coupled with an interest and is granted in consideration of Parent's entering into this Agreement and the Merger Agreement.

          1.5 No Transfers. Each of the Stockholders agrees not to, directly or indirectly, (i) donate, pledge, encumber, issue, sell, transfer, assign, or otherwise dispose of, in any manner (including without limitation by gift, operation of law, merger, consolidation or reorganization) (collectively, "Transfer") to any person, or (except for this Agreement) enter into any Contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, any of such Stockholder's Shares or Beneficially Owned Shares, (ii) except for this Agreement, grant any proxy or enter into any Contract or other voting arrangement relating to any of such Stockholder's Shares or Beneficially Owned Shares, (iii) change, modify or alter in any manner, or agree to change, modify or alter in any manner, the Beneficial Ownership of any of such Stockholder's Shares or Beneficially Owned Shares, or
(iv) seek, solicit, commit or agree to take any of the actions described in this
Section 1.5. None of the Stockholders will request that the Company or its transfer agent register the Transfer (book entry or otherwise) of any certificated or uncertificated interest representing any of such Stockholder's Shares or Beneficially Owned Shares, and each Stockholder hereby consents to the entry of stop transfer instructions by the Company of any Transfer of any of such Stockholder's Shares or Beneficially Owned Shares. Each Stockholder agrees to notify Parent promptly and to provide all details reasonably requested by Parent if such Stockholder is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

          1.6 No-shop. Each Stockholder hereby agrees that he, she or it shall not, and shall not permit or authorize any of his, her or its affiliates, representatives or agents to, directly or indirectly, encourage, solicit, explore, participate in or initiate discussions or negotiations with, or provide or disclose any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their affiliates or representatives) concerning any Acquisition Transaction or enter into any Contract, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. From and after the execution of this Agreement, each Stockholder shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to an Acquisition Transaction. Each Stockholder shall promptly advise Parent in writing of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Each Stockholder shall, and shall cause each of their respective affiliates, employees, agents, investment bankers, attorneys and other advisors and representatives to, immediately cease any and all existing activities, discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any Acquisition Transaction. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with the proviso to the second sentence of Section 6.9(a) of the Merger Agreement shall be deemed not to violate this Section 1.6.

          1.7 Reasonable Efforts. Each Stockholder shall use its commercially reasonable efforts to take, or cause to be taken, all actions, execute and deliver all instruments, and do, cause to be done, and assist and cooperate with the Company, Parent and Purchaser in doing, all things necessary, proper or advisable to consummate and effect completely, in the most expeditious manner practicable, the Offer, the Merger, the Merger Agreement, this Agreement and the other transactions contemplated hereby and by the Merger Agreement (except in their capacity as directors, officers, representatives, agents of the Company as permitted by the proviso to the second sentence of Section 6.9(a)of the Merger Agreement).

          1.8 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees: (i) (a) that except as contemplated by this Agreement and the Merger Agreement, the Stockholder has not entered any voting agreement or voting trust with respect to any of its Shares, or (b) that any voting agreement, voting trust, proxy or power of attorney it has previously entered into or granted with respect to its Shares or Beneficially Owned Shares has expired or been revoked or terminated, and (ii) that such Stockholder shall not, at any time while this Agreement remains in effect, (x) enter into any voting agreement or voting trust with respect to any of such Stockholder's Shares or Beneficially Owned Shares, or (y) grant a proxy or power of attorney with respect to any of such Stockholder's Shares or Beneficially Owned Shares.

          1.9 Acquisition of Additional Shares. Each of the Stockholders agrees to promptly notify Parent in writing of the nature and amount of any acquisition by such Stockholder of any capital stock or securities of the Company acquired directly or indirectly by such Stockholder on or after the date hereof.

          1.10 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided herein and in the Merger Agreement, all rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders.

          1.11 Documents Delivered. Each Stockholder acknowledges receipt of a copy of the Merger Agreement and all exhibits and schedules thereto.

          1.12 Disclosure. Each Stockholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of the Shares and Beneficially Owned Shares and the nature of its commitments, arrangements and understandings under this Agreement.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                                OF STOCKHOLDERS

          Each Stockholder represents and warrants to Parent with respect to himself or itself as follows:

          2.1 Authorization; Validity of Agreement. The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          2.2 Ownership. The Stockholder is, and as of immediately prior to the Effective Time will be, (1) the sole and lawful record owner of the number of Shares set forth next to such Stockholder's name under Column A on Schedule A attached hereto, and (2) the sole and lawful Beneficial Owner of the number of Shares set forth next to such Stockholder's name under Column B on Schedule A attached hereto. The Shares set forth next to such Stockholder's name under Column A and Column B on Schedule A attached hereto constitute all of the capital stock and other securities of the Company owned of record or Beneficially Owned by such Stockholder as of the date hereof. Except as set forth on Schedule A attached hereto, neither such Stockholder nor any Beneficial Owner or Beneficial Owners of such Stockholder's Shares own any options to purchase, or rights to subscribe for or otherwise acquire, any securities of the Company. The Stockholder has and at all times prior to termination of this Agreement will have sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1.1, 1.2, 1.3 and 1.4 of this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and Beneficially Owned Shares of such Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The terms "Beneficially Own," "Beneficially Owned," "Beneficial Ownership" and similar terms with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of such Stockholder's Shares or Beneficially Owned Shares is currently subject to any voting trust, proxy or other Contract, arrangement or restriction with respect to the voting or disposition of such Shares or Beneficially Owned Shares, except as expressly contemplated by this Agreement.

          2.3 No Conflict. The execution, delivery and performance by the Stockholder of this Agreement and, subject to compliance with securities Laws, the consummation of the transactions contemplated hereby (i) are within such Stockholder's powers, have been duly authorized by all necessary action (including any consultation or other action by or with any other person), (ii) require no Consent of or with respect to any Governmental Entity or any other person and (iii) do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, (1) any loan or credit agreement, note, bond, mortgage, indenture, lease or other Contract to which the Stockholder is a party or by which it or any of its assets or properties are bound, or (2) any Order or Law applicable to the Stockholder or by which it or any of its assets or properties are bound, other than any such conflicts, violations, defaults, obligations, rights, losses or Liens that individually or in the aggregate would not (a) materially impair the ability of the Stockholder to perform its obligations under this Agreement, or (b) prevent, delay or materially impair the consummation of any of the transactions contemplated hereby or by the Merger Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

          2.4 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Parent, Purchaser or the Company in respect of this Agreement based upon any Contract made by or on behalf of the Stockholder.

          2.5 No Group. The Stockholder is acting individually and not as part of a "group," as defined in the Exchange Act.

                                  ARTICLE IV

                                 MISCELLANEOUS

          3.1 Termination. This Agreement and the parties' obligations hereunder (including the proxies granted hereunder) shall terminate on the earliest of (i) the payment for the Shares owned by the Stockholders pursuant to the Offer, or (ii) termination of the Merger Agreement pursuant to Section 8.1 thereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach or violation of, or misrepresentation in, this Agreement prior to termination.

          3.2 Further Assurances. Each of the Stockholders will, from time to time and without further consideration, execute and deliver, or cause to be executed and delivered, such additional or further Consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          3.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

          (a)  if to Parent, to:

               Danaher Corporation
               2099 Pennsylvania Avenue, NW
               12th Floor
               Washington, D.C. 20006-1813
               Attn: Paul Burgon
               Fax:  (202) 828-0860

               with a copy to:

               Saltwater Acquisition Corp.
               6920 Seaway Blvd.
               Everett, WA 98203
               Attn: James M. Rupp
               Fax:  (425) 356-5116

               and:

               Wilmer, Cutler & Pickering
               2445 M Street, N.W.
               Washington, D.C.  20037-1420
               Attn:  Mark A. Dewire, Esq.
               Fax:  (202) 663-6363

          (b) if to any of the Stockholders, to the address of such Stockholder as set forth in the books and records of the Company.:

               with a copy to:

               Jones, Waldo, Holbrook & McDonough, A Professional Corporation 1500 Wells Fargo Plaza, 170 South Main Street
               Salt Lake City, Utah 84101
               Attn: Robinson M. Alston
               Fax:  (801) 328-0537

or to such other person or address or facsimile number as either party shall specify by like written notice to the other party hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

          3.4 Entire Agreement. This Agreement (including the Schedules and other documents referred to herein) and the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and undertakings between any of the parties hereto with respect to the subject matter hereof.

          3.5 Amendment; Assignment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, directly or indirectly, by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, that Parent may assign any or all of its rights, benefits and obligations hereunder to any direct or indirect wholly-owned subsidiary of, or affiliate of, Parent without such consent. Any attempted assignment in violation of this Section 3.5 shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns, and the Stockholders shall take any and all actions necessary to obtain the written confirmation from any such successor, assignee or transferee that it is bound by all of the terms hereof.

          3.6 Parties in Interest. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          3.7 Waivers. Any extension or waiver of any right, obligation, breach or provision hereunder shall be valid only if set forth in a written instrument signed on behalf of the party to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of either party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

          3.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          3.9 Captions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          3.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          3.11 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specified in the Merger Agreement.

          3.12 Capitalized Terms and Other Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

          3.14 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal with respect to, or rights to dissent from, the Merger.

          3.15 Stockholder Capacity. Each Stockholder is executing this Agreement solely in his, her or its capacity as an owner of Shares, and nothing herein shall limit or affect any actions taken by such Stockholder solely in his or her fiduciary capacity as an officer or director of the Company.

          3.16 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties will be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that each of the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in the New York Supreme Court, First Department, in Manhattan or the Federal District Court for the Southern District of New York, in addition to any other remedy to which it may be entitled, in law or in equity. Each party's right to seek specific performance shall be in addition to, and not in lieu of, any other rights and remedies that may be available hereunder or otherwise.

          3.17 Interpretation. The defined terms used herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any Contract, instrument or statute defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or statute as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. This Agreement shall be deemed to have been drafted by each party hereto and this Agreement shall not be construed against any party as a principal draftsperson. Unless otherwise expressly provided, wherever the consent of any person is required or permitted herein, such consent may be withheld in such person's sole discretion.

          3.18 Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. Each of the parties hereto,
(a) consents to submit itself to the personal jurisdiction of any Delaware State Court or any Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than a Delaware State Court or Federal court of the United States of America sitting in Delaware, or an appellate court from any thereof, and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.


                         [next page is signature page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                    DANAHER CORPORATION

                                    By:  /s/ Christopher C. McMahon
                                         --------------------------
                                            Name:  Christopher C. McMahon
                                            Title: Vice President and Controller


                                    STOCKHOLDERS:


                                    /s/ David K. Lifschultz
                                    -----------------------
                                    Name: David K. Lifschultz


                                    /s/ Sidney B. Lifschultz
                                    ------------------------
                                    Name: Sidney B. Lifschultz


                                    /s/ Lawrence Lifschultz
                                    -----------------------
                                    Name: Lawrence Lifschultz


                                    /s/ David A. Berman
                                    -------------------
                                    Name: David A. Berman


                                    /s/ David K. Lifschultz
                                    -----------------------
                                    Name: Sidney B. Lifschultz 1992 Family
                                          Trust
                                    By:   David K. Lifschultz, trustee


                                    /s/ Michael Hirst
                                    -----------------
                                    Name: Michael Hirst


                                    /s/ J. Randall Owen
                                    -------------------
                                    Name: J. Randall Owen

                                  SCHEDULE A


                            Column A             Column B

                            Number of            Number of
                            Common Shares        Common Shares
Stockholder                 Owned of Record      Beneficially Owned
-----------                 ---------------      ------------------

David K. Lifschultz                                 266,741 /(1)/

Sidney B. Lifschultz                                 11,678

Lawrence Lifschultz                46,032

David A. Berman                                       2,361

Sidney B. Lifschultz
1992 Family Trust                 128,409

Michael Hirst                      21,968

J. Randall Owen                     1,000


_________________

(1) David Lifschultz beneficially owns 47,892 shares held by Lifschultz Terminal Leasing, of which he is an officer and director, which shares on not within his individual control and are therefore not subject to this Agreement.